     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 2001
                                                        REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                               SCHULER HOMES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           --------------------------

           DELAWARE                                              99-0351900
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                       828 FORT STREET MALL, FOURTH FLOOR
                             HONOLULU, HAWAII 96813
                                 (808) 521-5661


                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                           --------------------------


                  SCHULER HOMES, INC. 2000 STOCK INCENTIVE PLAN
                   SCHULER HOMES, INC. 1992 STOCK OPTION PLAN


                            (FULL TITLE OF THE PLANS)
                           --------------------------

                                 THOMAS CONNELLY
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               SCHULER HOMES, INC.
                      300 CONTINENTAL BOULEVARD, SUITE 390
                              EL SEGUNDO, CA 90245
                                 (310) 648-7200

                      (NAME, ADDRESS AND TELEPHONE NUMBER OF
                               AGENT FOR SERVICE)

                         COPY OF ALL COMMUNICATION TO:

RICHARD VERNON SMITH, ESQ.
GREGORY C. SCHICK, ESQ.                               JOHN F. HARTIGAN, ESQ.
ORRICK, HERRINGTON & SUTCLIFFE LLP                 MORGAN, LEWIS & BOCKIUS LLP
400 SANSOME STREET                            300 SOUTH GRAND AVENUE, 22ND FLOOR
SAN FRANCISCO, CALIFORNIA 94111                  LOS ANGELES, CALIFORNIA 90071
(415) 392-1122                                          (213) 612-2500


                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                    AMOUNT              PROPOSED             PROPOSED           AMOUNT OF
                                                    TO BE           MAXIMUM OFFERING     MAXIMUM AGGREGATE    REGISTRATION
   TITLE OF SECURITIES TO BE REGISTERED         REGISTERED (1)      PRICE PER SHARE       OFFERING PRICE         FEE(2)
----------------------------------------------------------------------------------------------------------------------------
Class A Common Stock ($0.001 par value)
issuable under:
----------------------------------------------------------------------------------------------------------------------------
Schuler Homes, Inc. 2000 Stock Incentive          1,212,000             $11.65             $14,119,800        $3,529.95
Plan
----------------------------------------------------------------------------------------------------------------------------
Schuler Homes, Inc. 1992 Stock Option Plan        1,036,524              $6.39              $6,623,388        $1,655.85
----------------------------------------------------------------------------------------------------------------------------
                   Total                          2,248,524                                $20,743,188        $5,185.80
----------------------------------------------------------------------------------------------------------------------------


 (1) This Registration Statement shall also cover any additional shares of Class A Common Stock which become issuable under any of the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Class A Common Stock.

(2) The Proposed Maximum Offering Price Per Share represents a weighted average of the following estimates calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). With respect to 1,036,524 shares subject to outstanding options to purchase Class A Common Stock under the Schuler Homes, Inc. 1992 Stock Option Plan, the Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of $6.39 per share pursuant to Rule 457(h) under the Securities Act. With respect to 1,212,000 shares of Class A Common Stock available for future grant under the Schuler Homes, Inc. 2000 Stock Incentive Plan, the estimated Proposed Maximum Offering Price Per Share was calculated pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of $11.65 per share, the average of the high and low price of the Class A Common Stock on the Nasdaq National Market on April 19, 2001.
================================================================================

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                               EXPLANATORY NOTE

         Schuler Homes, Inc. (formerly known as Schuler Holdings, Inc.) (the "Registrant") hereby files this Registration Statement on Form S-8 relating to its Class A Common Stock, par value $0.001 per share, which may be sold upon the exercise of options granted under the plans listed below (collectively, the "Plans").

         Pursuant to the reorganization (the "Reorganization") provided for in the Agreement and Plan of Reorganization, dated as of September 12, 2000, and as amended as of January 15, 2001, by and among Schuler Residential, Inc., a Delaware corporation (formerly known as Schuler Homes) ("Schuler Residential"), Apollo Real Estate Investment Fund, L.P., a Delaware limited partnership ("Apollo"), Blackacre WPH, LLC, a Delaware limited liability company ("Blackacre"), Highridge Pacific Housing Investors, L.P., a California limited partnership ("Highridge"), AP WP Partners, L.P., a Delaware limited partnership ("APWP"), AP Western GP Corporation, a Delaware corporation ("AP Western"), AP LHI, Inc., a California corporation ("APLHI"), and Lamco Housing, Inc., a California corporation ("Lamco" and, together with Apollo, Blackacre, Highridge, APWP, AP Western and APLHI, the "Western Pacific Owners") the business operations of Schuler Residential and the entities owned by the Western Pacific Owners ("Western Pacific Housing") were combined. To effectuate the Reorganization, Schuler Residential and the Western Pacific Owners formed the Registrant to hold the ownership interests of Schuler Residential and Western Pacific Housing.

         In connection with the Reorganization, the Registrant formed Schuler Reorganization Sub, a Delaware corporation and wholly-owned subsidiary of the Registrant ("Merger Sub"). On April 2, 2001, Merger Sub was merged with and into Schuler Residential. The separate corporate existence of Merger Sub ceased and Schuler Residential continues as the surviving corporation and a wholly-owned subsidiary of the Registrant.

         In addition, upon the consummation of the Reorganization, the Registrant assumed the obligations of Schuler Residential under the Schuler Homes, Inc. 1992 Stock Option Plan and the Schuler Homes, Inc. 1998 Employee Stock Purchase Plan and each option to purchase Schuler Residential common stock outstanding immediately prior to the effective time of the Reorganization became an option to acquire an equal number of shares of the Registrant's Class A Common Stock at a price per share equal to the per share exercise price specified in each such option.

         This Registration Statement relates to the Class A Common Stock of the Registrant issuable pursuant to the Plans as follows:

         o 1,212,000 shares subject to the Schuler Homes, Inc. 2000 Stock Incentive Plan and
         o 1,036,524 shares subject to the Schuler Homes, Inc. 1992 Stock Option Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's Registration Statement on Form 10, as amended, filed with the Commission on March 16, 2001.

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since the end of the fiscal year covered by the Registrant's Form 10.

         (c) The Registrant's Registration Statement on Form 10 filed with the Commission on March 16, 2001, which provides a description of the Registrant's Class A Common Stock, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

         Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses, including attorneys' fees, actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

         Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

         Article 5 of our bylaws provides in pertinent part that:

          "ACTIONS, SUITS OR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was or has agreed to become a Director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a Director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative, by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he or she is or was or has agreed to become a Director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a Director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         INDEMNIFICATION OF EMPLOYEES AND OTHER AGENTS. The Board of Directors in its discretion shall have the power on behalf of the corporation, subject to applicable law, and upon such terms and subject to such conditions as the Board of Directors shall determine, to indemnify any person made a party to any action, suit or proceeding by reason of the fact that such person, or such person's testator or intestate, is or was an employee or other agent of the corporation and to advance costs, charges and expenses (including attorney's fees) incurred by such person in defending any such action, suit, or proceeding."

         Article Eleventh of our Certificate of Incorporation provides that a director of ours shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which a director derived an improper personal benefit.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.


         EXHIBIT
         NUMBER       NAME

         5.1          Opinion of Orrick,  Herrington  &  Sutcliffe  LLP with  respect  to the  validity  of the securities being offered.

         15.1         Acknowledgement of Ernst & Young LLP, Independent Auditors.

         23.1         Consent of Ernst & Young LLP, Independent Auditors.

         23.2         Consent of Ernst & Young LLP, Independent Auditors.

         23.3         Consent of Counsel (contained in Exhibit 5.1).

         24.1         Power of Attorney is included on signature page of this registration statement.

         99.1         Schuler Homes, Inc. 2000 Stock Incentive Plan.

         99.2         Schuler Homes, Inc. 1992 Stock Option Plan.



ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned on the 23rd of April, 2001.


                                    SCHULER HOMES, INC.
                                    (Registrant)


                                    By: /s/ JAMES K. SCHULER
                                       -----------------------------------------
                                        James K. Schuler
                                        Co-Chairman of the Board, President and
                                        Chief Executive Officer



                                POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS: that each person whose signature appears below constitutes and appoints James K. Schuler and Eugene S. Rosenfeld and each one of them, acting individually and without the other, as his or her attorney-in-fact for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying the confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                                             TITLE                                 DATE


/S/ JAMES K. SCHULER
------------------------------                Co-Chairman of the Board of Directors,          April 23, 2001
James K. Schuler                              President and Chief Executive Officer


/S/ EUGENE S. ROSENFELD
------------------------------                Co-Chairman of the Board of Directors           April 23, 2001
Eugene S. Rosenfeld

/S/ THOMAS CONNELLY
------------------------------                Senior Vice President, Chief Financial          April 23, 2001
Thomas Connelly                               Officer and Secretary (Principal
                                                      Financial Officer)

/s/ DOUGLAS M. TONOKAWA
------------------------------                Vice President of Finance and Chief             April 23, 2001
Douglas M. Tonokawa                              Accounting Officer (Principal
                                                      Accounting Officer)



                                       7



/S/ PAMELA S. JONES
------------------------------                Executive Vice President, Chief
Pamela S. Jones                               Investment Officer and Director                 April 23, 2001

/S/ THOMAS BEVILACQUA
------------------------------
Thomas Bevilacqua                                            Director                         April 23, 2001

/S/ MARTIN T. HART
------------------------------
Martin T. Hart                                               Director                         April 23, 2001


             *
------------------------------                               Director
Ricardo Koenigsberger

/S/ LEE NEIBERT
------------------------------                               Director                         April 23, 2001
Lee Neibert

/S/ ARNOLD ROSENSTEIN
------------------------------                               Director                         April 23, 2001
Arnold Rosenstein

/S/ DAVID M. TRAVERSI
------------------------------                               Director                         April 23, 2001
David M. Traversi



                                  EXHIBIT INDEX

         EXHIBIT
         NUMBER      NAME

         5.1 Opinion of Orrick, Herrington & Sutcliffe LLP with respect to the validity of the securities being offered.

         15.1  Acknowledgement of Ernst & Young LLP, Independent Auditors.

         23.1  Consent of Ernst & Young LLP, Independent Auditors.

         23.2  Consent of Ernst & Young LLP, Independent Auditors.

         23.3  Consent of Counsel (contained in Exhibit 5.1).

         24.1  Power of Attorney is included on signature page of this registration statement.

         99.1  Schuler Homes, Inc. 2000 Stock Incentive Plan.

         99.2  Schuler Homes, Inc. 1992 Stock Option Plan.

